Exhibit 99.2

Novavax Prices Public Offering of Common Stock

Gaithersburg, MD (April 11, 2018)—Novavax, Inc. (Nasdaq: NVAX), a clinical-stage biotechnology company committed to delivering novel products to prevent infectious diseases, today announced that it has priced an underwritten public offering of 30,303,050 shares of common stock at a price to the public of $1.65 per share for gross proceeds of $50 million, before deducting the underwriting discounts and offering expenses. In connection with this offering, Novavax has granted the underwriters a 30-day option to purchase up to an additional 4,545,457 shares of its common stock. If the underwriters exercise this option in full, Novavax will have sold 34,848,507 shares of its common stock.

Novavax intends to use the net proceeds from this offering for general corporate purposes, including but not limited to working capital, capital expenditures, research and development expenditures related to its clinical and preclinical vaccine candidates, clinical trial expenditures, as well as acquisitions and other strategic purposes. The offering is expected to close on or about April 16, 2018, subject to the satisfaction of customary closing conditions.

Citigroup and Piper Jaffray & Co. are acting as joint book-running managers for the offering. Cantor Fitzgerald & Co. is also acting as a book-running manager. Ladenburg Thalmann and B. Riley FBR are acting as co-managers.

A preliminary prospectus supplement and the prospectus relating to the proposed offering have been filed with the Securities and Exchange Commission (SEC). The offering may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When available, copies of the final prospectus supplement and the prospectus relating to the proposed offering can be obtained at the SEC’s website http://www.sec.gov or from Citigroup and Piper Jaffray & Co., Attention: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146; or Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924 or by email at prospectus @pjc.com.

About Novavax

Novavax, Inc. (Nasdaq: NVAX) is a clinical-stage biotechnology company committed to delivering novel products to prevent infectious diseases. Its RSV and influenza nanoparticle vaccine candidates are Novavax’ most advanced clinical programs and are at the forefront of the Novavax’ efforts to improve global health.

Forward-Looking Statements

Statements contained in this press release, including those relating to the expected closing of the offering, and those statements using words such as “expects” and “intends” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully complete the offering on terms and conditions satisfactory to us; the possible adverse impact on the market price of our shares of common stock due to the dilutive effect of the securities to be sold in the offering; our planned use of the proceeds from this offering; capital market risks; our ability to raise additional capital when needed; and other risk factors identified in Part I, Item 1A “Risk Factors,” of the Novavax Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission (SEC) and in other reports filed from time to time with the SEC, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are all available at www.sec.gov. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

###

Contact:

Investors:

Erika Trahan

Senior Manager, Investor & Public Relations

ir@novavax.com

240-268-2000

Westwicke Partners

John Woolford

John.woolford@westwicke.com

443-213-0506

Media:

Sam Brown

Mike Beyer

mikebeyer@sambrown.com

312-961-2502